Exhibit 23.1

               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM





We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-128225) and related Prospectus of Mer Telemanagement Solutions Ltd. for the registration of 1,349,500 of its Ordinary Shares and to the incorporation by reference therein of our report dated February 7, 2005 with respect to the consolidated financial statements of Mer Telemanagement Solutions Ltd. included in its Annual Report on Form 20-F/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                             /s/Kost Forer Gabbay and Kasierer
                                             KOST, FORER, GABBAY & KASIERER
Tel-Aviv Israel                              A member of Ernst & Young Global
October 24, 2005